Exhibit 3.239

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MEMORIAL PROMPT CARE, LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2012, AT 5:40 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5093561 8100 120032543 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9288093 DATE: 01-10-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:05 PM 01/10/2012
FILED 05:40 PM 01/10/2012
SRV 120032543 – 5093561 FILE

CERTIFICATE OF FORMATION

OF

MEMORIAL PROMPT CARE, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.             The name of the limited liability company is Memorial Prompt Care, LLC (the “Company”).

2.             The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.             This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 10th day of January, 2012.

/s/ Christy S. Green
Christy S. Green
Authorized Person